EXHIBIT 99.1     PRESS RELEASE

CONTACT:
-------
C. WILLIAM LANDEFELD
PRESIDENT & CHIEF EXECUTIVE OFFICER
CITIZENS FIRST FINANCIAL CORP.
(309) 661-8700

FOR IMMEDIATE RELEASE
---------------------

                    CITIZENS FIRST FINANCIAL CORP. ANNOUNCES
                      APPROVAL OF STOCK REPURCHASE PROGRAM



      Bloomington, Illinois, March 9, 1998 - Citizens First Financial Corp. (AMEX-CBK) (the "Company"), the parent company of Citizens Savings Bank, F.S.B. (the "Bank") announces receiving approval from the Office of Thrift Supervision on March 2, 1998 for the repurchase of 5% of its current outstanding shares of common stock.

      In December 1997, the Company completed the repurchase of 10% of its outstanding common stock. The 281,750 shares were repurchased at prices ranging from $13.532 to $18.563, with an average price of $16.04.

      The Bank currently has six offices in Central Illinois.